Exhibit 10.2

INTELLECTUAL PROPERTY ASSIGNMENT AND GRANT-BACK AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AND GRANT-BACK AGREEMENT (“Agreement”), effective as of April 27, 2026 (the “Effective Date”) is made by Oncotelic Therapeutics, Inc., a Delaware corporation (“Oncotelic”) and NeuroBridge IP Holdings Incorporated, a Delaware corporation. Oncotelic and NeuroBridge are referred to collectively as the “Parties” and each, individually, as a “Party.”

WHEREAS, Oncotelic and NeuroBridge have participated in that certain Agreement and Plan of Merger dated on or about the date hereof (the “Merger Agreement”); and

WHEREAS, on the terms and subject to the conditions set forth in the Merger Agreement, Oncotelic, and its affiliate entity GMP Biotechnology Limited, an exempted company incorporated in the Cayman Islands with limited liability (“GMP”) agreed to contribute and assign, and NeuroBridge has agreed to assume, among other assets, certain registered patent and patent applications relating to the Intellectual Property of the Oncotelic and GMP (collectively, the “Assigned Patents”) pursuant to an Intellectual Property Assignment of even date herewith;

WHEREAS, In addition to the Assigned Patents, Oncotelic has agreed to further acknowledge and assign all of its right, title, and interest in certain intellectual property rights, including proprietary formulations, delivery technologies, know-how, data, and related rights concerning nasal carbetocin, nasal insulin, and nasal apomorphine and associated therapeutic applications, and the Parties desire to execute and deliver this Agreement to effect the foregoing (together with the Assigned Patents, collectively the “Assigned Intellectual Property”); and

WHEREAS, NeuroBridge has agreed to grant to Oncotelic a perpetual, royalty-free, exclusive, non-terminable, and non-cancellable license to use, modify, distribute, and create derivative works of the Assigned Intellectual Property within the Field of Use (defined below).

NOW THEREFORE, the Parties agree as follows:

1.	Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oncotelic hereby irrevocably conveys, transfers, and assigns to NeuroBridge the following:

a)	all of Oncotelic’s right, title, and interest in and to any and all intellectual property rights (including copyrights, trademarks, patents, trade secrets) to the Assigned Intellectual Property:

b)	all rights of any kind whatsoever of Oncotelic accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

c)	any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing;

d)	any moral rights of authors (which are hereby waived to the extent they cannot be assigned to NeuroBridge);

e)	any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and/or future infringement, misappropriation, violation, misuse, contract breach or default, with the right, but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any resulting recovery of damages, lost profits, legal fees and costs, including from acts which may have occurred prior to the date of this Agreement; and

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f)	for the avoidance of doubt, the ability to create and own modifications, enhancements, derivatives, optimizations, or developments of Assigned Intellectual Property as owner of the Assigned Intellectual Property.

2.	Grant-Back License to Oncotelic. In consideration of the assignment of rights under Section 1, NeuroBridge hereby grants to Oncotelic a perpetual, irrevocable, royalty-free, exclusive, non-terminable, and non-cancellable license to make, have made, use, offer to sell, sell, and otherwise exploit the Assigned Intellectual Property solely within the Field of Use (the “Grant-Back”).

For purposes of this Agreement, the “Field of Use” shall mean all fields except the Excluded Fields.

For purposes of this Agreement, “Excluded Fields” shall mean the Biodefense Field and the Alzheimer’s Disease Field.

For purposes of this Agreement, the “Biodefense Field” shall mean the use of the Assigned Intellectual Property for all medical countermeasure (MCM) applications, including but not limited to chemical agents (nerve, blood), biological toxins (ricin, SEB), and viral encephalitides, as well as the prevention, mitigation, diagnosis, or treatment of conditions arising from or associated with chemical agents, biological agents, toxins, radiological exposure, nuclear exposure, or other external threat agents, including acute central nervous system injury or systemic injury resulting from such threats, and including applications related to pandemic preparedness or mass-casualty events.

For purposes of this Agreement, the “Alzheimer’s Disease Field” shall mean the use of the Intellectual Property solely for the prevention, diagnosis, or treatment of Alzheimer’s disease.

For the avoidance of doubt, the Grant-Back includes all rights of use with respect to OT-101, within or without the Field of Use, including all formulations, derivatives, modifications, enhancements, dosing regimens, methods of use, and any combinations of OT-101 with other active ingredients, products, technologies, or therapies, provided such combinations do not utilize other Assigned Intellectual Property outside the Field of Use.

Oncotelic shall notify NeuroBridge in writing of any third-party licenses granted by Oncotelic for the Assigned Intellectual Property, ensuring such licenses do not exceed Oncotelic’s rights under the Grant-Back or otherwise restrict NeuroBridge’s rights to the Assigned Intellectual Property.

3.	Licensee Responsibilities. Oncotelic shall not grant or attempt to grant a security interest in, or otherwise encumber, the Assigned Intellectual Property or record any such security interest or encumbrance; provided, however, that Onctotelic may record or evidence the existence of this Agreement for purposes of perfecting such rights with any governmental entity or as may be required by applicable law. In exercising its rights under this Agreement, Oncotelic shall comply with, and shall ensure that all uses of Assigned Intellectual Property, and the products derived therefrom, complies with, all applicable laws, and Oncotelic shall promptly provide NeuroBridge with copies of all communications from any governmental, regulatory, or industry authority relating to issues involving Assigned Intellectual Property that may impair the Assigned Intellectual Property.

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4.	Reserved Rights. Nothing contained herein shall be construed as an assignment or grant to Oncotelic of any title or ownership interest in or to the Assigned Intellectual Property. All rights in the Assigned Intellectual Property not expressly granted to Oncotelic under this Agreement are expressly reserved by NeuroBridge for itself or its designated affiliates.

5.	Confidentiality. Each Party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to means any information that is treated as confidential by either Party, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing, and marketing, including Assigned Intellectual Property (the “Confidential Information”) which is owned or disclosed by the other Party (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party shall not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and maintain the Disclosing Party’s Confidential Information in strict confidence and not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its representatives who have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information. Each Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall: (a) provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 5; and (b) disclose only the portion of Confidential Information that it is legally required to furnish. If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

6.	Further Assurances. Each Party agrees to execute additional documents and take such additional steps as may reasonably be requested by the other Party in order to assist each Party in recording or perfecting this Agreement and/or confirming, perfecting, registering, and/or otherwise evidencing the rights, titles, and licenses granted hereunder.

7.	Representations and Warranties. Each Party represents, warrants, and covenants to the other party that: (a) such Party has the full power and authority to enter into this Agreement; (b) this Agreement will not conflict with, result in a breach of, or constitute a default under any other agreement to which such Party is a party or by which such Party is bound; (c) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms; and (d) it will comply with all laws, rules, and regulations applicable to such Party in its performance under this Agreement.

8.	Limitation of Liability. THE GRANT-BACK IS PROVIDED “AS-IS” AND NEUROBRIDGE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ASSIGNED INTELLECTUAL PROPERTY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING LOST PROFITS RELATED TO SUCH CONSEQUENTIAL OR SPECIAL DAMAGES OR LOSSES) (COLLECTIVELY, “SPECULATIVE DAMAGES”) RESULTING DIRECTLY OR INDIRECTLY FROM PERFORMANCE OR FAILURE TO PERFORM OR COMPLY WITH THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS SECTION 8 DOES NOT LIMIT EITHER PARTY’S INDEMNITY OBLIGATIONS HEREIN, INCLUDING ANY CLAIMS BY THIRD PARTIES FOR THE PAYMENT OF ANY SPECULATIVE DAMAGES.

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9.	Indemnification. Each Party (an “Indemnifying Party”) shall defend, indemnify, and hold harmless the other Party and its affiliates, respective officers, directors, employees, and agents (collectively, the “Indemnified Parties”) from and against any and all losses, costs, obligations, liabilities, settlement payments, fines, penalties, damages, expenses and other charges (including reasonable attorneys’ fees) arising from any third party claims demands, suits, settlements, judgements, or actions or legal, administrative, arbitration, governmental or other proceedings (a “Claim”) that any such Indemnified Parties incur, to the extent arising out of or relating to any such Claim by a third party resulting from: (a) breaches of applicable law, (b) product liability claims for a Party’s respective products or use of the Assigned Intellectual Property; or (c) the fraud, gross negligence or willful misconduct of the Indemnifying Party or its affiliates. The Party claiming indemnification pursuant to this Section 9 shall: (a) notify the other Party promptly in writing of a claim for indemnification; and (b) give the other Party full opportunity to control the response thereto and the defense thereof; provided, however, that the indemnitee will have the right to participate in the defense a claim and to be represented by legal counsel of its choosing, at the indemnitee’s cost and expense; and; provided further, that the indemnifying Party shall not settle any claim without the prior written consent of the indemnified Party (unless the settlement does not admit indemnified Party’s wrongdoing and does not require payment from indemnified Party).

10.	Successors and Assigns; No Assignment. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party except as provided in the Merger Agreement. Any attempted assignment or delegation without the required consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, enforceable against and inure to the benefit of the parties hereto, their legal representatives and their successors and assigns.

11.	Merger Agreement. This Agreement is being executed and delivered pursuant and subject to the Merger Agreement. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim, remedy, limitation, exclusion or exculpation set forth in the Merger Agreement, including but not limited to Assignor’s representations, warranties, covenants and agreements and the indemnities granted by Assignor. In the event of any conflict between this Agreement and the Merger Agreement, the Merger Agreement shall control.

12.	Severability. Any term or provision of this Agreement that is invalid or unenforceable by operation of applicable law shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, to the maximum extent permitted under applicable law.

13.	Entire Agreement; Third-Party Beneficiaries. This Agreement contains the entire agreement between the Parties with respect to its subject matter and supersedes any prior written or oral understandings between the Parties regarding such subject matter. Nothing contained in this Agreement shall be deemed to confer any rights or benefits upon any third parties.

14.	Interpretation. This Agreement has been the subject of negotiations and discussions by and between the Parties. It has been and shall be construed to have been drafted by all the Parties to it, so that any rule of construction construing ambiguities against the drafter shall have no force or effect. For purposes of this Agreement, the words “include” and “including” shall be deemed to be followed by the words “but not limited to.” The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the construction of any material term hereof.

15.	Counterparts; Facsimile Signatures. This Agreement and any agreements entered into in connection with this Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any counterpart, to the extent delivered by means of facsimile machine or by .pdf, .tig, .gif, .peg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as an original signed version delivered in person.

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IN WITNESS WHEREOF, the Parties have caused the Agreement to be executed by their duly authorized representatives who are authorized to bind the respective Parties.

ONCOTELIC:	Oncotelic Therapeutics, Inc.,
a Delaware corporation

	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Chief Executive Officer

NEUROBRIDGE:	NeuroBridge IP Holdings Incorporated,
a Delaware corporation

	By:	/s/ Eric Morehouse
	Name:	Eric Morehouse
	Title:	President

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